Exhibit 99.1

April 30, 2018

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro (212) 271-3447

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

•	Net revenues of $750.4 million, increased 11% compared with the year-ago quarter.
•	Record net revenues and pre-tax operating income in Global Wealth Management.
•	Net income available to common shareholders of $86.4 million, or $1.06 per diluted common share.
•	Non-GAAP net income available to common shareholders of $93.8 million, or $1.15 per diluted common share.
•	Record client assets of $274.7 billion, increased 9% compared with the year-ago quarter and 1% sequentially.
•	Completed the acquisition of Ziegler Wealth Management.
•	Repurchased approximately $2.8 million of the Company’s common stock during the first quarter of 2018.
•	Increase in quarterly dividend by 20% to $0.12 per common share during the first quarter of 2018.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $86.4 million, or $1.06 per diluted common share on net revenues of $750.4 million for the three months ended March 31, 2018, compared with net income available to common shareholders of $63.2 million, or $0.78 per diluted common share, on net revenues of $675.5 million for the first quarter of 2017.

For the three months ended March 31, 2018, the Company reported non-GAAP net income available to common shareholders of $93.8 million, or $1.15 per diluted common share. The Company’s reported GAAP net income for the three months ended March 31, 2018 was primarily impacted by merger-related expenses. Details discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“Our first quarter revenue represented the strongest first quarter performance in Stifel’s history, as net revenue of $750 million increased by 11% from the same quarter a year ago. We continue to benefit from growth in recurring revenues, which represented 41% of total revenue in the first quarter, as bank revenue and asset management & service fee revenue were both quarterly records. We also generated 39% growth in investment banking revenue as our advisory revenue nearly doubled and equity underwriting revenue was up nearly 50% from the first quarter of 2017. As a result of our revenue growth and focus on expense management, our non-GAAP pre-tax margins improved to 17.3% from 14.9% a year ago. We continue to have a positive outlook for our business as economic growth continues to accelerate and the operating environment remains solid despite increased volatility. Given the increased diversity of our business model, we believe Stifel remains well positioned for continued growth,” stated Ronald J. Kruszewski, Chairman & CEO of Stifel.

Financial Highlights (Unaudited)	Three Months Ended
(in 000s, except per share data)	GAAP 3/31/18	GAAP 3/31/17	% Change	GAAP (1) 12/31/17	% Change	Non-GAAP (2) 3/31/18	Non-GAAP (2) 3/31/17	% Change
Net revenues	$750,358	$675,531	11.1	$804,085	(6.7)	$750,549	$677,515	10.8
Net income/(loss)	$88,761	$65,512	35.5	$(1,988)	n/m	$96,147	$61,806	55.6
Preferred dividend	2,344	2,344	—	2,344	—	2,344	2,344	—
Net income/(loss) available to common shareholders	$86,417	$63,168	36.8	$(4,332)	n/m	$93,803	$59,462	57.8
Earnings per diluted common share	$1.09	$0.81	34.6	$(0.03)	n/m	$1.18	$0.77	53.2
Earnings per diluted common share available to common shareholders	$1.06	$0.78	35.9	$(0.06)	n/m	$1.15	$0.74	55.4
Compensation ratio	61.0%	64.6%		77.1%		60.5%	62.3%
Non-compensation ratio	23.0%	23.7%		23.0%		22.2%	22.8%
Pre-tax operating margin (3)	16.0%	11.7%		(0.1)%		17.3%	14.9%

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $263.6 million, a 9.8% decrease compared with the first quarter of 2017 and a 0.9% decrease compared with the fourth quarter of 2017.

	Three Months Ended
(in 000s)	3/31/18	3/31/17	% Change	12/31/17	% Change
Global Wealth Management	$162,734	$171,494	(5.1)	$163,421	(0.4)
Institutional brokerage:
Equity capital markets	48,085	53,820	(10.7)	49,628	(3.1)
Fixed income capital markets	52,738	66,817	(21.1)	52,961	(0.4)
Total institutional brokerage	100,823	120,637	(16.4)	102,589	(1.7)
Total brokerage revenues	$263,557	$292,131	(9.8)	$266,010	(0.9)
•	Global wealth management brokerage revenues were $162.7 million, a 5.1% decrease compared with the first quarter of 2017 and a 0.4% decrease compared with the fourth quarter of 2017.
•	Institutional equity brokerage revenues were $48.1 million, a 10.7% decrease compared with the first quarter of 2017 and a 3.1% decrease compared with the fourth quarter of 2017.
•	Institutional fixed income brokerage revenues were $52.7 million, a 21.1% decrease compared with the first quarter of 2017 and a 0.4% decrease compared with the fourth quarter of 2017.

Investment Banking Revenues

Investment banking revenues were $176.4 million, a 39.0% increase compared with the first quarter of 2017 and a 24.2% decrease compared with record investment banking revenues in the fourth quarter of 2017.

	Three Months Ended
(in 000s)	3/31/18	3/31/17	% Change	12/31/17	% Change
Capital raising:
Global Wealth Management	$7,688	$11,854	(35.1)	$8,899	(13.6)

Equity capital markets	52,707	35,981	46.5	57,800	(8.8)
Fixed income capital markets	18,294	26,081	(29.9)	42,820	(57.3)
Institutional Group	71,001	62,062	14.4	100,620	(29.4)
Total capital raising (4)	78,689	73,916	6.5	109,519	(28.2)
Advisory fees (4)	97,673	52,936	84.5	123,227	(20.7)
Total investment banking	$176,362	$126,852	39.0	$232,746	(24.2)
•	Global wealth management capital raising revenues were $7.7 million, a 35.1% decrease compared with the first quarter of 2017 and a 13.6% decrease compared with the fourth quarter of 2017.
•	Institutional equity capital raising revenues were $52.7 million, a 46.5% increase compared with the first quarter of 2017 and an 8.8% decrease compared with the fourth quarter of 2017.
•	Institutional fixed income capital raising revenues were $18.3 million, a 29.9% decrease compared with the first quarter of 2017 and a 57.3% decrease compared with the fourth quarter of 2017.
•	Advisory fee revenues were $97.7 million, an 84.5% increase compared with the first quarter of 2017 and a 20.7% decrease compared with record advisory fee revenues in the fourth quarter of 2017.

Effective January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which provides accounting guidance on the recognition of revenues from contracts and requires gross presentation of certain costs that were previously offset against revenue. This change was applied prospectively from January 1, 2018 and there is no impact on our previously presented results. The adoption of the new revenue standard resulted in a reduction of beginning retained earnings of $3.9 million after-tax as a cumulative effect of adoption of an accounting change.

The impact of adoption is primarily related to investment banking revenues that were previously recognized in prior periods, which would have been deferred as of December 31, 2017 under the new revenue standard.

With our adoption of the new revenue recognition standard on January 1, 2018, capital raising and advisory fee revenues are no longer presented net of the related out-of-pocket deal expenses. As a result, capital raising and advisory fee revenues and other operating expenses are higher in the first quarter of 2018 by an identical $8.6 million, with no impact to net income.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $195.8 million, a 20.3% increase compared with the first quarter of 2017 and a 5.0% increase compared with the fourth quarter of 2017. The increase from the comparative period in 2017 is primarily attributable to the growth in the value of fee-based accounts and an increase in interest rates. See asset management and service fee break-down below.

Net Interest Income

Record net interest income of $111.3 million, a 30.8% increase compared with the first quarter of 2017 and a 4.2% increase compared with the fourth quarter of 2017.

•	Interest income was $137.7 million, a 36.4% increase compared with the first quarter of 2017 and an 8.8% increase compared with the fourth quarter of 2017.
•	Interest expense was $26.5 million, a 66.4% increase compared with the first quarter of 2017 and a 33.2% increase compared with the fourth quarter of 2017.

Compensation and Benefits Expenses

For the quarter ended March 31, 2018, compensation and benefits expenses were $457.9 million, which included $3.7 million of merger-related and severance expenses (non-GAAP adjustments). This compares with $436.4 million in the first quarter of 2017 and $620.3 million in the fourth quarter of 2017. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 60.5% in the first quarter of 2018 (non-GAAP measure).

	Three Months Ended 3/31/18	Three Months Ended 3/31/17
GAAP compensation and benefits	$457,893	$436,387
As a percentage of net revenues	61.0%	64.6%
Non-GAAP adjustments: (5)
Merger-related	(3,453)	(9,805)
Severance	(286)	(4,535)
	(3,739)	(14,340)
Non-GAAP compensation and benefits	$454,154	$422,047
As a percentage of non-GAAP net revenues	60.5%	62.3%

Non-Compensation Operating Expenses

For the quarter ended March 31, 2018, non-compensation operating expenses were $172.9 million, which included merger-related expenses (non-GAAP adjustments) of $6.0 million. This compares with $160.1 million in the first quarter of 2017 and $184.6 million in the fourth quarter of 2017. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2018 were 22.2% (non-GAAP measure).

	Three Months Ended 3/31/18	Three Months Ended 3/31/17
GAAP non-compensation expenses	$172,911	$160,125
As a percentage of net revenues	23.0%	23.7%
Non-GAAP adjustments: (5)
Merger-related	(6,023)	(5,325)
Non-GAAP non-compensation expenses	$166,888	$154,800
As a percentage of non-GAAP net revenues	22.2%	22.8%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended March 31, 2018 was 25.8%. This compares with an effective income tax rate of 17.1% for the first quarter of 2017 and (142.4%) for the fourth quarter of 2017. The adjusted non-GAAP effective income tax rate for the quarter ended March 31, 2018 was 25.8%.

The provision for income taxes for the three months ended March 31, 2018 was primarily impacted by the tax reform enacted in the fourth quarter of 2017 that, among other things, lowered the federal corporate income tax rate from 35% to 21% and the adoption of new accounting guidance during 2017 associated with stock-based compensation.

	Three Months Ended 3/31/18	Three Months Ended 3/31/17
GAAP provision for income taxes	$30,793	$13,507
GAAP effective tax rate	25.8%	17.1%
Non-GAAP adjustments: (5)
Merger-related and severance	2,712	8,412
Other	(145)	—
Excess tax benefits from stock-based compensation	—	16,943
	2,567	25,355
Non-GAAP provision for income taxes	$33,360	$38,862
Non-GAAP effective tax rate	25.8%	38.6%

Conference Call Information

Stifel Financial Corp. will host its first quarter 2018 financial results conference call on Monday, April 30, 2018, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (800) 651-2240 and referencing conference ID #9685027. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; Century Securities Associates, Inc.; and Eaton Partners LLC, and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s, except per share amounts)	3/31/18	3/31/17	% Change	12/31/17	% Change
Revenues:
Commissions	$165,775	$175,274	(5.4)	$168,754	(1.8)
Principal transactions	97,782	116,857	(16.3)	97,256	0.5
Brokerage Revenues	263,557	292,131	(9.8)	266,010	(0.9)

Capital raising	78,690	73,916	6.5	109,509	(28.1)
Advisory fees	97,672	52,936	84.5	123,237	(20.7)
Investment banking	176,362	126,852	39.0	232,746	(24.2)
Asset management and service fees	195,801	162,739	20.3	186,563	5.0
Other income	3,357	8,752	(61.6)	12,016	(72.1)
Operating Revenue	639,077	590,474	8.2	697,335	(8.4)
Interest Revenue	137,734	100,953	36.4	126,615	8.8
Total Revenue	776,811	691,427	12.3	823,950	(5.7)
Interest Expense	26,453	15,896	66.4	19,865	33.2
Net Revenue	750,358	675,531	11.1	804,085	(6.7)

Non-interest Expenses:
Compensation and benefits	457,893	436,387	4.9	620,256	(26.2)
Occupancy and equipment rental	57,595	52,545	9.6	54,844	5.0
Communication and office supplies	33,499	33,844	(1.0)	30,807	8.7
Commissions and floor brokerage	9,365	10,723	(12.7)	10,945	(14.5)
Provision for loan losses	2,043	6,134	(66.7)	5,340	(61.7)
Other operating expenses	70,409	56,879	23.8	82,713	(14.9)
Total non-interest expenses	630,804	596,512	5.7	804,905	(21.6)
Income/(loss) before income taxes	119,554	79,019	51.3	(820)	n/m
Provision for income taxes	30,793	13,507	128.0	1,168	n/m
Net income/(loss)	88,761	65,512	35.5	(1,988)	n/m
Preferred dividends	2,344	2,344	—	2,344	—
Net income/(loss) available to common shareholders	$86,417	$63,168	36.8	$(4,332)	n/m
Earnings per common share: (1)
Basic	$1.20	$0.92	30.4	$(0.06)	n/m
Diluted	$1.06	$0.78	35.9	$(0.06)	n/m

Weighted average number of common shares outstanding:
Basic	71,999	68,386	5.3	68,782	4.7
Diluted	81,789	80,695	1.4	68,782	18.9

Cash dividends declared per common share	$0.12	$—	n/m	$0.10	20.0

Summary Segment Results (Unaudited)
	Three Months Ended
(in 000s)	3/31/18	3/31/17	% Change	12/31/17	% Change
Net revenues:
Global Wealth Management	$485,575	$442,732	9.7	$473,938	2.5
Institutional Group	270,078	237,467	13.7	332,401	(18.7)
Other	(5,295)	(4,668)	(13.4)	(2,254)	(134.9)
Total net revenues	$750,358	$675,531	11.1	$804,085	(6.7)

Operating expenses:
Global Wealth Management	$308,804	$300,680	2.7	$304,077	1.6
Institutional Group	225,508	197,595	14.1	258,901	(12.9)
Other	96,492	98,237	(1.8)	241,927	(60.1)
Total operating expenses	$630,804	$596,512	5.7	$804,905	(21.6)

Operating contribution:
Global Wealth Management	$176,771	$142,052	24.4	$169,861	4.1
Institutional Group	44,570	39,872	11.8	73,500	(39.4)
Other	(101,787)	(102,905)	(1.1)	(244,181)	(58.3)
Income/(loss) before income taxes	$119,554	$79,019	51.3	$(820)	n/m

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	49.8	51.6		48.9
Institutional Group	59.0	60.5		59.7
Non-comp. operating expenses
Global Wealth Management	13.8	16.3		15.3
Institutional Group	24.5	22.7		18.2
Income before income taxes
Global Wealth Management	36.4	32.1		35.8
Institutional Group	16.5	16.8		22.1
Consolidated pre-tax margin	16.0	11.7		(0.1)

Stifel Financial Corp.

Financial metrics (unaudited):	As of and For the Three Months Ended
(in 000s, except percentages and per share amounts)	3/31/18	3/31/17	12/31/17
Total assets	$21,715,342	$19,135,892	$21,383,953
Total equity	2,917,540	2,777,903	2,861,576
Book value per common share	$38.49	$38.40	$38.26
Return on common equity (6)	13.0%	10.0%	(0.3%)
Non-GAAP return on common equity (2) (6)	14.0%	9.5%	17.9%
Return on tangible common equity (7)	21.5%	17.2%	(0.5%)
Non-GAAP return on tangible common equity (2) (7)	23.3%	16.2%	29.5%
Tier 1 common capital ratio (8)	16.6%	18.4%	16.9%
Tier 1 risk based capital ratio (8)	18.7%	20.8%	19.0%
Tier 1 leverage capital ratio (8)	9.6%	10.1%	9.5%
Pre-tax margin on net revenues	16.0%	11.7%	(0.1%)
Non-GAAP pre-tax margin on net revenues (2)	17.3%	14.9%	20.1%
Effective tax rate	25.8%	17.1%	(142.4%)
Non-GAAP effective tax rate (2)	25.8%	38.6%	23.9%

Statistical Information (unaudited):	As of and For the Three Months Ended
(in 000s)	3/31/18	3/31/17	% Change	12/31/17	% Change
Financial advisors (9)	2,266	2,299	(1.4)	2,244	1.0
Locations	397	399	(0.5)	391	1.5
Total client assets	$274,651,000	$252,448,000	8.8	$272,591,000	0.8
Fee-based client assets	$89,031,000	$75,414,000	18.1	$87,560,000	1.7
Client money market and insured product	$16,659,000	$19,058,000	(12.6)	$17,286,000	(3.6)
Secured client lending (10)	$3,119,473	$2,962,936	5.3	$3,079,737	1.3

	Asset Management and Service Fee Break-down
	Three Months Ended
(in 000s)	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Private Client Group (11)	$146,769	$137,622	$130,351	$123,205	$116,029
Asset Management	27,104	27,328	26,252	25,677	24,600
Third-party Bank Sweep Program	11,603	11,437	13,355	14,724	12,232
Other (12)	10,325	10,176	9,890	9,308	9,878
Total asset management and service fee revenues	$195,801	$186,563	$179,848	$172,914	$162,739

	Three Months Ended
(in millions)	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Private Client Group (11)	$66,255	$64,613	$61,595	$58,126	$54,406
Asset Management	29,086	29,349	28,787	28,002	27,478
Elimination (13)	(6,310)	(6,402)	(7,383)	(6,951)	(6,470)
Total fee-based assets	$89,031	$87,560	$82,999	$79,177	$75,414

Individual Program Banks	$3,676	$3,879	$4,530	$4,530	$5,943

ROA (bps) (14)
Private Client Group (11)	90.9	89.4	89.7	90.6	94.2
Asset Management	37.3	37.2	36.5	36.7	35.8
Individual Program Banks	121.7	112.4	109.2	99.0	74.6

Stifel Bank & Trust - a component of Global Wealth Management

Selected operating data (unaudited):	Three Months Ended
(in 000s, except percentages)	3/31/18	3/31/17	% Change	12/31/17	% Change
Net Interest Income	$107,627	$84,003	28.1	$103,985	3.5
Bank loan loss provision	2,043	6,134	(66.7)	5,340	(61.7)
Charge-offs	(14)	—	n/m	105	n/m
Net Interest Margin	2.89%	2.66%	8.6	2.85%	1.4

Financial Metrics (unaudited):	As of
(in 000s, except percentages)	3/31/18	3/31/17	12/31/17
Total Assets	$15,154,798	$13,232,940	$14,995,795
Total Equity	1,081,041	931,913	1,058,488
Total Loans, net (includes loans held for sale)	7,337,749	6,071,272	7,173,827
Total Deposits	13,329,623	11,700,961	13,411,935
Available-for-sale securities, at fair value	3,705,918	3,371,187	3,766,372
Held-to-maturity securities, at amortized cost	3,842,889	3,185,813	3,694,377
Residential real estate	2,634,069	2,214,356	2,593,576
Commercial and industrial	2,553,671	1,830,865	2,437,938
Securities-based loans	1,809,281	1,728,516	1,819,206
Commercial real estate	101,591	78,522	116,258
Loans held for sale	261,467	206,724	226,068
Common equity tier 1 capital ratio (8)	14.6%	15.4%	14.3%
Tier 1 capital ratio (8)	14.6%	15.4%	14.3%
Total capital ratio (8)	15.6%	16.2%	15.3%
Tier 1 leverage ratio (8)	7.2%	7.2%	7.1%

Credit Metrics:
Allowance for loan losses	$69,497	$51,298	$67,466
Allowance as a percentage of retained loans	0.97%	0.87%	0.96%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	$21,826	$28,036	$27,030
Nonperforming assets as % of total assets	0.14%	0.21%	0.18%

	Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/18	3/31/17	% Change	12/31/17	% Change
Revenues:
Commissions	$119,205	$120,577	(1.1)	$118,292	0.8
Principal transactions	43,529	50,917	(14.5)	45,129	(3.5)
Brokerage revenues	162,734	171,494	(5.1)	163,421	(0.4)

Asset management and service fees	195,789	162,664	20.4	186,373	5.1
Net interest	118,455	89,695	32.1	112,190	5.6
Investment banking	7,688	11,854	(35.1)	8,899	(13.6)
Other income	909	7,025	(87.1)	3,055	(70.2)
Net revenues	485,575	442,732	9.7	473,938	2.5
Non-interest expenses:
Compensation and benefits	241,760	228,471	5.8	231,736	4.3
Non-compensation operating expenses	67,044	72,209	(7.2)	72,341	(7.3)
Total non-interest expenses	308,804	300,680	2.7	304,077	1.6
Income before income taxes	$176,771	$142,052	24.4	$169,861	4.1

As a percentage of net revenues:
Compensation and benefits	49.8	51.6		48.9
Non-compensation operating expenses	13.8	16.3		15.3
Income before income taxes	36.4	32.1		35.8

	Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/18	3/31/17	% Change	12/31/17	% Change
Revenues:
Commissions	$46,570	$54,697	(14.9)	$50,462	(7.7)
Principal transactions	54,253	65,940	(17.7)	52,127	4.1
Brokerage revenues	100,823	120,637	(16.4)	102,589	(1.7)
Capital raising	71,001	62,062	14.4	100,620	(29.4)
Advisory fees	97,673	52,936	84.5	123,227	(20.7)
Investment banking	168,674	114,998	46.7	223,847	(24.6)
Other (15)	581	1,832	(68.4)	5,965	(90.3)
Net revenues	270,078	237,467	13.7	332,401	(18.7)
Non-interest expenses:
Compensation and benefits	159,344	143,640	10.9	198,416	(19.7)
Non-compensation operating expenses	66,164	53,955	22.6	60,485	9.4
Total non-interest expenses	225,508	197,595	14.1	258,901	(12.9)
Income before income taxes	$44,570	$39,872	11.8	$73,500	(39.4)

As a percentage of net revenues:
Compensation and benefits	59.0	60.5		59.7
Non-compensation operating expenses	24.5	22.7		18.2
Income before income taxes	16.5	16.8		22.1

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended March 31, 2018, March 31, 2017, and December 31, 2017. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended March 31, 2018, March 31, 2017, and December 31, 2017 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended
(in 000s)	3/31/18	3/31/17	12/31/17
GAAP net income/(loss)	$88,761	$65,512	$(1,988)
Preferred dividend	2,344	2,344	2,344
Net income/(loss) available to common shareholders	86,417	63,168	(4,332)

Non-GAAP adjustments:
Merger-related (16)	9,667	17,114	9,447
Severance	286	4,535	1,432
Tax reform (17)	—	—	135,525
Litigation-related (18)	—	—	15,961
Provision for income taxes (19)	(2,567)	(25,355)	(37,408)
Total non-GAAP adjustments	7,386	(3,706)	124,957
Non-GAAP net income available to common shareholders	$93,803	$59,462	$120,625

Weighted average diluted shares outstanding	81,789	80,695	82,267

GAAP earnings per diluted common share (1)	$1.09	$0.81	$(0.03)
Non-GAAP adjustments	0.09	(0.04)	1.52
Non-GAAP earnings per diluted common share	$1.18	$0.77	$1.49

GAAP earnings per diluted common share available to common shareholders (1)	$1.06	$0.78	$(0.06)
Non-GAAP adjustments	0.09	(0.04)	1.53
Non-GAAP earnings per diluted common share available to common shareholders	$1.15	$0.74	$1.47

Footnotes

(1)

GAAP earnings per share for the three months ended December 31, 2017 is calculated using the basic weighted average number of common shares outstanding, not fully dilutive shares, as they are anti-dilutive in periods a loss is incurred.

(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(3)

Non-GAAP pre-tax margin for the three months ended March 31, 2018 of 17.3% is calculated by adding merger-related non-GAAP adjustments of $10.0 million to our GAAP income before income taxes of $119.6 million and dividing it by non-GAAP net revenues for the quarter of $750.5 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(4)	Excludes revenue included in the Other segment.
(5)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(6)

Computed by dividing annualized net income by average common shareholders’ equity or, in the case of non-GAAP return on common equity, computed by dividing non-GAAP net income by average common shareholders’ equity.

(7)

Computed by dividing annualized net income by average tangible shareholders' equity or, in the case of non-GAAP return on tangible common equity, computed by dividing non-GAAP net income by average tangible shareholders' equity. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release.
(9)	Includes 109, 121, and 112 independent contractors at March 31, 2018, March 31, 2017, and December 31, 2017, respectively.
(10)	Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at Stifel Bank.
(11)	Includes Private Client Group and Trust Business.
(12)	Includes fund networking fees, retirement fees, transaction/handling fees, and ACAT fees.
(13)	Asset management assets included in Private Client Group or Trust accounts.
(14)	Return on assets is calculated based on prior period-end balances for Private Client Group, period-end balances for Asset Management, and average quarterly balances for individual Program Banks.
(15)	Includes net interest, asset management and service fees, and other income.
(16)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(17)	Primarily related to actions taken by the Company in response to the Tax Legislation that was enacted in the fourth quarter of 2017 to maximize tax savings.
(18)	Primarily related to costs associated with the Company’s previously disclosed legal matters.
(19)	Primarily related to 1) actions taken by the Company in response to the Tax Legislation that was enacted in the fourth quarter of 2017 to maximize tax savings; 2) the favorable impact of the adoption of new accounting guidance during 2017 associated with stock-based compensation; and 3) the revaluation of the Company’s deferred tax assets as a result of the enacted Tax Legislation.